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                                   EXHIBIT 23

                  CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS

       We hereby consent to the incorporation by reference in the Registration Statements of HEARx Ltd. on Form S-8 (filed September 13, 1994), Form S-8 (filed July 19, 1996), Form S-3 (File No. 333-4303), Form S-3 (File No. 333-4639), Form
S-3 (File No. 333-11429) , Form S-3 (File No. 333-18753), Form S-3 (File No.
333-24357), Form S-3 (File No. 333-25169) and Form S-3 (File No. 333-6457) of
our report dated March 8, 2000, relating to the consolidated financial statements and financial statement schedule of the Registrant for the year ended December 31, 1999, included in the Registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1999.

West Palm Beach, Florida                             BDO Seidman, LLP
March 24, 2000





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